Exhibit (i)(1)
                                 Seward & Kissel
                                WALL STREET PLAZA
                              NEW YORK, N.Y. 10005
                                  212 412-4100







                                                               December 30, 1986




Prime Value Funds, Inc.
61 Broadway
New York, New York 10006

Dear Sirs:

         We have acted as counsel for Prime Value Funds, Inc., a Maryland corporation (the "Company"), in connection with the organization of the Company, the registration of the Company under the Investment Act of 1940 and the registration of an indefinite number of shares of its tax Exempt Fund Common Stock, Cash Investment Fund Common Stock and Treasury Fund Common Stock (the "Common Stock") (each with par value of $.001 per share) of the Company under the Securities Act of 1933.



         As Counsel for the Company we have participated in the preparation of the Registration Statement on Form N-1A relating to such shares and have examined and relied upon such corporate records of the Company and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.



         Based on such examination, we are of the opinion that:



1. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Maryland.



2. The 100,000 shares of presently  issued and  outstanding  Common Stock of the
Company  have  been   validly  and  legally   issued  and  are  fully  paid  and
nonassessable shares of Common Stock of the Company.



3. The Shares of Common Stock of the Company to be offered for sale pursuant to the Prospectus contained in said Registration Statement are, to the extent of the number of shares authorized to be issued by the Company in its Articles of Incorporation, duly authorized and unissued shares and when such shares have been duly sold, issued and paid for as contemplated in the Prospectus, such shares will be fully paid and non-assessable shares of Common Stock of the Company under the laws of the State of Maryland (assuming that the sale price of each share is not less than the par value thereof).



         As to matters of Maryland law contained in the foregoing opinion we have relied on the opinion of Messrs. Venable, Baetjer and Howard of Baltimore, Maryland, dated December 30, 1986, a copy of which is attached hereto.



Prime Value Funds, Inc.                              -2-       December 30, 1986





         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference of our firm under the captions "Banking Law Matters" in the prospectus and "Counsel and Auditors" in the related Statement of Additional Information included therein.



                                            Very truly yours,



                                            /s/ Seward & Kissel



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